SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2006

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 18, 2006, the Board of Directors of Prosperity Bancshares, Inc. (the “Company”), a Texas corporation and the parent company of Prosperity Bank, El Campo, Texas, elected David Zalman as Chairman of the Board and Chief Executive Officer of the Company. Mr. Zalman previously served as President and Chief Executive Officer of the Company. In addition, Mr. Zalman serves as a director of the Company and as Senior Chairman of the Board and Chief Executive Officer of Prosperity Bank. Mr. Zalman succeeds Ned S. Holmes as Chairman of the Board. Mr. Holmes continues to serve as a director of the Company.

Effective as of April 18, 2006, the Board of Directors of the Company elected James D. Rollins III, 47, as President and Chief Operating Officer of the Company to serve in such capacities until his successors have been duly qualified and elected or until his prior resignation, removal or death. Mr. Rollins was also elected as an Advisory Director of the Company. Mr. Rollins previously served as Senior Vice President of the Company. In addition, Mr. Rollins serves as Vice Chairman of the Board and President of Prosperity Bank. Mr. Rollins succeeds David Zalman as President, who has been elected as Chairman of the Board and Chief Executive Officer of the Company, as described above. Mr. Rollins succeeds H. E. Timanus, Jr. as Chief Operating Officer of the Company. Effective as of April 18, 2006, Mr. Timanus was elected Vice Chairman of the Company. Mr. Timanus also serves as a director of the Company and Chairman of the Board and Chief Operating Officer of Prosperity Bank.

The press release issued by the Company announcing the election of Mr. Zalman as Chairman of the Board and Chief Executive Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release issued by the Company announcing the election of Mr. Rollins as President and Chief Operating Officer of the Company is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

Effective as of April 18, 2006, the Board of Directors of the Company approved and adopted amendments to the Company’s bylaws. The Board of Directors also adopted Amended and Restated Bylaws to reflect such amendments.

The amendments to the Company’s Amended and Restated Bylaws were adopted to make the following changes: (i) clarify that the Chairman of the Board and any Vice Chairmen of the Board are not elected officers of the Company; (ii) provide that any Vice Chairmen of the Board and the Chief Executive Officer must be directors of the Company; (iii) separate the position of Chief Executive Officer and the position of President; (iv) update the powers and duties of the Chairman of the Board and any Vice Chairmen of the Board and the officers of the Company; (v) revise the procedures by which a shareholder entitled to vote in the election of directors may recommend to the Board of Directors or the Nominating Committee of the Board of Directors, if applicable, a nominee for election as a director; (vi) revise the procedures by which a shareholder may propose business to be brought before any shareholder meeting; and (vii) make changes throughout the bylaws to conform with the changes in the officer and Board positions described above.

The description of the foregoing amendments to the bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws, as amended, effective April 18, 2006.

99.1	Press Release dated April 18, 2006, announcing the election of David Zalman to the position of Chairman of the Board and the office of Chief Executive Officer of Prosperity Bancshares, Inc.

99.2	Press Release dated April 19, 2006, announcing the election of James D. Rollins III to the offices of President and Chief Operating Officer of Prosperity Bancshares, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.

Dated:	April 20, 2006	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws, as amended, effective April 18, 2006.

99.1	Press Release dated April 18, 2006, announcing the election of David Zalman to the position of Chairman of the Board and the office of Chief Executive Officer of Prosperity Bancshares, Inc.

99.2	Press Release dated April 19, 2006, announcing the election of James D. Rollins III to the offices of President and Chief Operating Officer of Prosperity Bancshares, Inc.